UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2022

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets

On August 19, 2022, Sterling Jewelers Inc., a Delaware corporation and a wholly-owned subsidiary of Signet Jewelers Limited, a Bermuda corporation (the “Company”), acquired all of the issued and outstanding shares of BC Cyan Investment Holdings Inc., a Delaware corporation (the “Transaction”). The Transaction was consummated pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of August 5, 2022 (the “Agreement”), which Agreement was previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2022.

This Current Report on Form 8-K incorporates herein by reference the disclosure contained within Item 1.01 of the Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 9, 2022, as well as the full text of the Agreement, which will be filed with the Company’s next quarterly report on Form 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	August 23, 2022	By:	/s/ Joan Hilson
		Name:	Joan Hilson
		Title:	Chief Financial and Strategy Officer